Exhibit 99.1

Vista Gold Corp. Announces Voting Results from Annual General Meeting and

Appoints Tracy A. Stevenson as New Chair of the Board

Denver, Colorado, April 27, 2023 - Vista Gold Corp. (“Vista” or the “Company”) (NYSE American and TSX: VGZ) today announced the voting results from its annual general and special meeting of shareholders held on Thursday, April 27, 2023 (the “AGM” or “Meeting”).

A total of 68,925,603 common shares in the capital of the Company (“Common Shares”) were represented at the meeting, being 57.93% of the Common Shares. Detailed results for the ballot votes for the election of directors are as follows:

Proposal	Votes For %	Votes Withheld %
Election of John M. Clark as Director	97.44	2.56
Election of Frederick H. Earnest as Director	96.76	3.24
Election of W. Durand Eppler as Director	97.13	2.87
Election of Deborah J. Friedman as Director	97.04	2.96
Election of Tracy A. Stevenson as Director	97.05	2.95

In addition, at the Meeting, shareholders appointed Plante & Moran PLLC as auditors of the Company and passed ordinary resolutions to approve 1) on an advisory basis, the compensation of the Company’s Named Executive Officers and one year as the frequency of future advisory votes and 2) amendments to the Corporation’s Long Term Equity Incentive Plan.

Following the AGM, the Company’s Board of Directors (the “Board”) appointed Tracy A. Stevenson as Chair of the Board.

Frederick H. Earnest, President and Chief Executive Officer of Vista, stated, “As previously announced, Mike Richings, our former Chair, stepped down at the conclusion of the AGM. On behalf of the Board, I wish to extend my gratitude once again to Mike for his many years of service and contributions to Vista, the Board, and all stakeholders. I am pleased to welcome Tracy Stevenson as Vista’s new Chair. Tracy has served on Vista’s Board since November 6, 2007 and has contributed greatly to the Company’s many successes, including advancing Mt Todd into one of the largest, development-ready gold projects in Australia. As we turn a new page, we look forward to continued success under his Board leadership.”

Mr. Stevenson said, “I am pleased to accept this opportunity to lead the Board and look forward to working with the Vista team to maximize value for our shareholders. I wish to add my thanks to Mike Richings for his extensive contributions to Vista and his friendship.”

About Vista Gold Corp.

Vista is a gold project developer. The Company’s flagship asset is the Mt Todd gold project located in the Tier 1, mining friendly jurisdiction of Northern Territory, Australia. Situated approximately 250 km southeast of Darwin, Mt Todd is one of the largest and most advanced undeveloped gold projects in Australia and has the potential to be one of the top five gold producers in Australia. All major environmental and operating permits have now been approved.

For further information, please contact Pamela Solly, Vice President of Investor Relations, at (720) 981-1185 or IR@vistagold.com. You may also visit our website at www.vistagold.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as our belief that Mt Todd is one of the largest and most advanced undeveloped gold projects in Australia and has the potential to be one of the top five gold producers in Australia are looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following: our forecasts and expected cash flows; our projected capital and operating costs; our expectations regarding mining and metallurgical recoveries; mine life and production rates; that laws or regulations impacting mine development or mining activities will remain consistent; our approved business plans, our mineral resource and reserve estimates and results of preliminary economic assessments; preliminary feasibility studies and feasibility studies on our projects, if any; our experience with regulators; our experience and knowledge of the Australian mining industry and our expectations of economic conditions and the price of gold. When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate” and similar expressions are intended to identify forward-looking statements and forward-looking information. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, uncertainty of resource and reserve estimates, uncertainty as to the Company’s future operating costs and ability to raise capital; risks relating to cost increases for capital and operating costs; risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on our operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; uncertainty as to the results of bulk metallurgical test work; uncertainty as to completion of critical milestones for Mt Todd; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s latest Annual Report on Form 10-K as filed in February 2023 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, we assume no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.